EXHIBIT 10.46



                  FIRST AMENDMENT TO EMPLOYMENT AGREEMENT AND
                         STOCK OPTION AWARD AGREEMENT

     First Amendment to Employment Agreement and Stock Option Award Agreement ("Agreement"), dated as of April 8, 2002, by and among PANAMERICAN BEVERAGES, INC., a company organized under the laws of the Republic of Panama (together with its successors and assigns, the "Company"), PANAMCO, L.L.C., a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, "Panamco") and CRAIG D. JUNG (the "Executive").


                             W I T N E S S E T H :


     WHEREAS, Executive's employment with the Company and Panamco commenced on March 20, 2002;

     WHEREAS, the parties desire to amend the Employment Agreement, dated February 27, 2002, between the parties hereto ("Employment Agreement") to reflect March 20, 2002 as the commencement date under the Employment Agreement; and

     WHEREAS, the parties desire to amend the Stock Option Award Agreement (Exhibit B to the Employment Agreement) to reflect March 20, 2002 as the date of grant of such option.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Parties agree as follows:

     1. Section 2 of the Employment Agreement is hereby amended to read as follows:

          The term of the Executive's employment hereunder (the "Term") shall be for a period commencing on March 20, 2002 (the "Commencement Date") and ending March 19, 2005, provided, however, that the Term shall thereafter be automatically and indefinitely extended for additional one-year periods unless either the Company or the Executive gives the other written notice at least six (6) months prior to the then-scheduled date of expiration of the Term that such Party is electing not to so extend the Term. Notwithstanding the foregoing, the Term may be earlier terminated in strict accordance with the provisions of Section 11 below. Non-renewal shall not be considered a termination for Cause.

     2. The "Date of Grant" as set forth in Section 1 of the Stock Option Award Agreement shall be March 20, 2002.

     3. Except as specifically amended in Section 1 and 2 above, the Employment Agreement and the Stock Option Award Agreement remain in full force and effect.

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     4.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be valid and binding for all purposes.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                      PANAMERICAN BEVERAGES, INC.


                                      By:
                                          /s/ William G. Cooling
                                          -----------------------------------
                                         William G. Cooling
                                         Chairman and Chief Executive Officer



                                      PANAMCO, L.L.C.



                                      By:
                                          /s/ William G. Cooling
                                          -----------------------------------
                                         William G. Cooling
                                         Chief Executive Officer



                                      The Executive



                                      By:
                                          /s/ Craig D. Jung
                                          -----------------------------------
                                          Craig D. Jung